UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2021

AERPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9987 Carver Road Cincinnati, OH		45242
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 985-1920

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ARPO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 31, 2021, the Board of Directors (the “Board”) of Aerpio Pharmaceuticals, Inc. (the “Company”) approved a plan to reduce operating costs and better align its workforce with the needs of its ongoing business. The plan reduces its current workforce by 7 employees, representing approximately 58% of the Company’s workforce. This plan is expected to be substantially complete by March 31, 2021. As a result of this plan, the Company estimates that it will incur one-time employee related expenses of approximately $1.2 million which includes severance benefits, payment of healthcare insurance premiums and outplacement assistance for specified periods. Each affected employee’s eligibility for such severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against the Company. The Company anticipates that the majority of such employee related costs will be paid during the 2021 fiscal year. The costs that the Company expects to incur in connection with the plan are subject to a number of assumptions, and actual results may differ from the Company’s original estimate. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the plan. If the Company subsequently determines that it will incur additional significant costs associated with the plan, it will amend this Current Report on Form 8-K to disclose such information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Kevin Peters, M.D. as Chief Scientific Officer and Chief Medical Officer

On January 26, 2021, we notified Kevin Peters, M.D., the Company’s Chief Scientific Officer and Chief Medical Officer, of the planned termination of his employment as part of the Company’s proposed reduction in force discussed above. It is anticipated that in connection with such termination, the Company and Dr. Peters will enter into a transition services agreement pursuant to which the effective date of Dr. Peters’ departure will be determined and certain other transitional services to be provided by Dr. Peters will be agreed upon.

Amendment to Employment Agreement for Joseph Gardner, Ph.D., President and Founder

On January 31, 2021, the Company also entered into the second amendment to its employment agreement with Joseph Gardner, Ph.D., the Company’s President and Founder. Subject to the terms and conditions of his employment agreement, as amended, certain severance terms applicable to Dr. Gardner were amended, and all other terms of Dr. Gardner’s employment agreement remained unmodified. Pursuant to the employment agreement, as amended, if Dr. Gardner’s employment ends for any reason, Dr. Gardner will receive any current base salary through the date of termination, unpaid expense reimbursements, unused vacation accrued through the date of termination, and any vested benefits under any employee benefit plan through the date of termination. If Dr. Gardner’s employment is terminated by the Company without cause (as defined in his employment agreement) or by Dr. Gardner for good reason (as defined in his employment agreement), then, in addition to the accrued benefits described in the preceding sentence, and subject to Dr. Gardner’s execution of a separation agreement containing, among other things, a release of claims against the Company, Dr. Gardner will be entitled to receive: (i) a lump sum in cash in an amount equal to 12 months of current base salary, (ii) a monthly cash payment for 12 months for medical and dental benefits or Dr. Gardner’s COBRA health continuation period, whichever ends earlier, and (iii) acceleration of vesting on any stock options in which Dr. Gardner would have vested if he had remained employed for an additional 12 months. However, in the event that Dr. Gardner’s employment is terminated by the Company without cause, or Dr. Gardner terminates his employment with the Company for good reason, in either case within 15 months following the occurrence of a change in control (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentence and subject to Dr. Gardner’s execution of a release of potential claims against the Company, Dr. Gardner will be entitled to receive: (i) a lump sum in cash in an amount equal to 1.5 times the sum of Dr. Gardner’s current base salary (as defined in his employment agreement) plus his target annual incentive compensation for the year in which the termination occurs, (ii) a monthly cash payment for 18 months for medical and dental benefits or Dr. Gardner’s COBRA health continuation period, whichever ends earlier, and (iii) acceleration of vesting on any stock options subject to time-based vesting.

The foregoing description of the second amendment to employment agreement with Dr. Gardner is qualified in its entirety by reference to the complete text of such amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Employee Retention Matters

On January 31, 2021, the Board approved cash payments for the Company’s remaining employees, including the Company’s executive officers, in order to incentivize such employees to remain employed by the Company following the implementation of the Company’s realignment plan described above. The Board approved cash retention payments to its salaried employees, with 50% payable upon shareholder approval of a strategic transaction and the remaining 50% payable at the end of the fiscal year, subject to such employee’s continuing employment with the Company. If the employee is terminated without cause prior to December 31, 2021, 100% of the cash retention payments shall be payable upon such termination date. Joseph Gardner, Ph.D., the Company’s President and Founder and principal executive officer, and Regina Marek, the Company’s Vice President of Finance and principal financial and accounting officer, who are also named executive officers for the Company for fiscal year 2020, will receive cash payments of $216,300 and $139,050, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement, entered into on January 31, 2021, by and between Aerpio Pharmaceuticals, Inc. and Joseph Gardner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2021	AERPIO PHARMACEUTICALS, INC.

	By:	/s/ Joseph Gardner, Ph.D.
Joseph Gardner
President and Founder